SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 7th, 2001

                     MULTINET INTERNATIONAL CORP., INC.
             (Exact name of registrant as specified in its charter)

Nevada              000-29107                 88-0441388
 (State or other   Commission               (IRS Employer
 jurisdiction of   File Number)            Identification No.)
 incorporation)

 574 Greentree Cove, Suite 101                  38017
       Collierville, TN
(Address of principal executive offices)      (Zip Code)

  Registrant's telephone number, including area code: (901) 854-3574

        8100 West Sahara Ave., Suite 200, Las Vegas, NV  89117
     (Former name or former address, if change since last report)



ITEM 4.  Changes in Registrant's Certifying Accountant.

On September 26th, 2001, pursuant to an Acquisition Agreement, Showintel, Inc., a Tennessee corporation, became a wholly owned subsidiary of Multinet International Corp., Inc. Further, David V. Lott, President of Showintel, became Multinet's President and Director. It was the preference of Mr. Lott that L.L. Bradford and Company, 3441 South Eastern Avenue, Las Vegas, NV 89109, be designated as the Company's accountant. On September 29th, 2001, the Board of
Directors approved a resolution to engage the services of L.L. Bradford.

The Company and Kyle Tingle, CPA LLC have not, in connection with the audit of the Company's financial statements for year ended December 31, 2000, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to Kyle Tingle, CPA LLC's satisfaction, would have caused Kyle Tingle, CPA LLC make reference to the subject matter of the disagreement in connection with its reports.

The reports of Kyle Tingle, CPA LLC on the Company's financial statements for the past year did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

On November 15, 2001, the Company engaged the firm of L.L. Bradford & Company, LLC of Las Vegas, Nevada as the Company's independent auditors.

The Company had no relationship with L.L. Bradford & Company, LLC required to be reported pursuant to Regulation S-B Item 304 (a) (2) during the year ended December 31, 2000, or the subsequent interim period prior to and including November 15, 2001.


                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Multinet International Corp, Inc.
(Registrant)

Date:                          /s/___________________________
                                  David V. Lott, President